Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Desert Hawk Gold Corp.

Reno, Nevada

We consent to the inclusion in this Registration Statement on Form S-1/A (No. 333-236398) of our report dated March 30, 2023 with respect to our audit of the December 31, 2022 and 2021 financial statements of Desert Hawk Gold Corp.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ ASSURE CPA, LLC

Spokane, Washington

May 30, 2023